                                                                   EXHIBIT 10.22

                                 CORPORATE AGREEMENT


    THIS CORPORATE AGREEMENT ("Agreement") is entered into as of October 8, 1996, by and between On Command Corporation, a Delaware corporation ("On Command"), and Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent").


                                       RECITALS

A. Ascent owns all of the issued and outstanding common stock, par value $.01 per share ("Common Stock"), of On Command.

B. SpectraVision, Inc., SpectraDyne, Inc. ("SpectraDyne"), and each of the other domestic subsidiaries of SpectraVision (the "Debtors") have filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), which cases were procedurally consolidated for joint administration (collectively, the "Bankruptcy Case").

C. Ascent has entered into an Acquisition Agreement (the "Acquisition Agreement") with On Command, the Debtors and the Official Creditors Committee appointed by the U.S. Trustee (the "Creditors Committee") pursuant to which On Command will acquire (the "Acquisition") all of the outstanding capital stock of SpectraDyne in exchange for approximately 27.5% of the Common Stock and warrants to purchase 7% of the Common Stock on a fully diluted basis (the "SpectraVision Warrants").

D. On Command and On Command Video Corporation ("OCV"), a majority owned subsidiary of Ascent have entered into a Merger Agreement (the "Merger Agreement") pursuant to which OCV will be merged (the "Merger", and together with the Acquisition, the "Transactions") into a wholly owned subsidiary of On Command and stockholders of OCV and designees of Ascent and OCV will receive at least 72.5% of the Common stock and warrants to purchase 13% of the Common Stock on a fully diluted basis.

E. After consummation of the Transactions, the Common Stock will be registered under the Securities Exchange Act of 1934 (the "Exchange Act") and traded on the NASDAQ Stock Market.

F. The parties desire to enter into this Agreement to set forth their agreement regarding (i) the agreement of On Command to cause to be nominated for election to its board of directors individuals designated by Ascent such that such individuals comprise a majority of the board of directors of On Command, (ii) the agreement of On Command not to amend its certificate of incorporation or bylaws without the consent of Ascent, (iii) the agreement of the parties that at least two directors of On Command be independent directors, and (iv) the agreement of On Command regarding certain covenants and agreements applicable to On Command.

                                      AGREEMENTS

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ascent and On Command, for themselves, their successors, and assigns, hereby agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

    1.1. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

    "ADDITIONAL INFORMATION" has the meaning ascribed thereto in Section
3.2(h).

    "AFFILIATE" means, with respect to a given Person, any Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

    "AFTER-TAX BASIS" means, with respect to any payment to be received or accrued by any Person, the amount of such payment supplemented by a further payment or payments (which shall be payable either simultaneously with the initial payment or, in the event that taxes resulting from the receipt or accrual of such initial payment are not payable in the year of receipt or accrual at the time or time such taxes become payable) so that the sum of all such initial and supplemental payments, after deduction of all taxes imposed by any taxing authority (after taking into account any credits or deductions or other tax benefits arising therefrom to the extent such are currently utilized) resulting from the receipt or accrual of such payments (whether or not such taxes are payable in the year of receipt or accrual) shall be equal to the initial payment to be so received or accrued.

    "AGREEMENT" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

    "ASCENT" has the meaning ascribed thereto in the preamble hereto.

    "ASCENT ENTITIES" means Ascent and its Subsidiaries (other than Subsidiaries that constitute On Command Entities). "Ascent Entity" shall mean any of the Ascent Entities.

    "BEST EFFORTS" means all reasonable efforts within the power of a party to effect a given action, but shall not be construed so as to require any party to take any action that would have a material adverse consequence to the party responsible for performance of such action or make a material payment if neither customarily nor proximately related to the performance of such action.


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    "BASE RATE" with respect to any party means the highest marginal interest rate paid by that party on such party's outstanding indebtedness for borrowed money in effect from time to time or, if the party does not then have any outstanding indebtedness for borrowed money, ten percent per annum.

    "CLOSING DATE" means the closing date for the Transactions.

    "COMSAT ENTITIES" means COMSAT Corporation and its Subsidiaries (other than Subsidiaries that constitute Ascent Entities or On Command Entities). "COMSAT Entity" shall mean any of the COMSAT Entities.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute.

    "GAAP" means generally accepted accounting principles.

    "INTERCOMPANY RECEIVABLE ACCOUNT" has the meaning ascribed thereto in
Section 3.5.

    "INTERCOMPANY SERVICES AGREEMENT" means the Intercompany Services Agreement between Ascent and On Command entered into of even date herewith.

    "LAWS" has the meaning ascribed thereto in Section 3.2(h).

    "LOSSES" has the meaning ascribed thereto in Section 3.7.

    "MERGER" has the meaning ascribed thereto in the Recitals.

    "ON COMMAND" has the meaning ascribed thereto in the preamble hereto.

    "ON COMMAND ENTITIES" means On Command and its Subsidiaries.

    "PERSON" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

    "REGISTRATION STATEMENT" means the Registration Statement on Form S-4 (Registration No. 33-233-10407) pursuant to which On Command registered under the Securities Act the shares of Common Stock and Warrants to be issued in the Merger, as amended.

    "REPRESENTATIVES" has the meaning ascribed thereto in Section 3.2(h).

    "SEC" means the United States Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute.

    "SETTLEMENT DATE" has the meaning ascribed thereto in Section 3.5.

    "SUBSIDIARY" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof. Subsidiary, when used with respect to Ascent or On Command, shall also include any other entity affiliated with Ascent or On Command, as the case may be, that Ascent and


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On Command may hereafter agree in writing shall be treated as a "Subsidiary" for the purposes of this Agreement.

    "TRANSACTION EXPENSES" has the meaning ascribed thereto in Section 3.3.

    "TRANSACTIONS" has the meaning ascribed thereto in the Recitals.

    1.2. INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.


                                      ARTICLE II
                            CORPORATE GOVERNANCE COVENANTS

    2.1 ASCENT DIRECTORS. On Command covenants and agrees, for so long as the Ascent Entities beneficially own, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, to propose, at each election of directors, a slate of directors, or in the cases of vacancies, individual directors, for election so that at all times during the term of this Agreement, a majority of the board of directors of On Command is comprised of persons designated by Ascent.

    2.2 INDEPENDENT DIRECTORS. On Command and, for so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, Ascent shall each use its Best Efforts to cause no fewer than two individual directors of On Command to be independent directors within the meaning of the rules of the National Association of Securities Dealers, Inc. for the Nasdaq National Market, or such other market or exchange on which the Common Stock may then be traded, as such rules are in effect as of the date of this Agreement.

    2.3 AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS. On Command hereby covenants and agrees, for so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, not to amend, supplement, restate, cancel, modify or alter its Certificate of Incorporation or Bylaws in any manner whatsoever without the prior written consent of Ascent.

    2.4 LIMITATION ON INDEBTEDNESS. On Command hereby covenants and agrees, for so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, that it will not incur any indebtedness, other than that certain bank credit facility to be entered into on the Closing Date as described in the Registration Statement and refinancings thereof (the "Credit Facility") and other indebtedness incurred in the ordinary course of business consistent with past practices, which together with the Credit Facility shall not exceed $100 million in the aggregate, without the prior written consent of Ascent. For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command agrees to (i) utilize reasonable cash management procedures, and (ii) use its Best Efforts to minimize its excess cash holdings.


    2.5 LIMITATION ON ISSUANCE OF EQUITY SECURITIES. On Command hereby covenants and agrees, for so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities


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of On Command entitled to be cast for the election of directors, that it will not issue any equity securities or any securities convertible into equity securities without the prior written consent of Ascent.

    2.6 CHANGE IN FISCAL YEAR. For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command hereby covenants and agrees that it will not change its fiscal year without the prior written consent of Ascent.


                                     ARTICLE III
                        CERTAIN OTHER COVENANTS AND AGREEMENTS

    3.1. FCC CAPITALIZATION PLAN AND CREDIT AGREEMENT REQUIREMENTS. (a) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command covenants and agrees that it will not take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time, or otherwise, in a contravention or event of default by any Ascent Entity of any provision of applicable law or regulation, including but not limited to provisions set forth in Ascent's intercompany agreements with COMSAT and COMSAT's then current capitalization plan approved by the Federal Communications Commission (the "FCC Capitalization Plan"), or any provision set forth in any credit agreement, indenture or other material instrument binding upon any COMSAT Entity or Ascent Entity (collectively, the "Ascent Credit Agreements") as of the Closing Date and in any refinancings thereof on the same terms or on terms no more restrictive as to On Command (provided, that such terms are disclosed to On Command).

    (b) On Command and Ascent agree to provide to the other any information and documentation reasonably requested by the other for the purpose of evaluating and ensuring compliance with Section 3.1(a) hereof.

    (c) In connection with the execution and negotiation of any new loan or credit agreement or indenture during the term of this Agreement, Ascent agrees to use reasonable efforts to attempt to exclude the On Command Entities from the representations, covenants and agreements required of Ascent (other than financial covenants calculated generally on the basis of Ascent's published financial statements); provided, that Ascent's obligations under this Section 3.1(c) shall not be construed so as to require Ascent to modify the terms of any proposed agreement or indenture in a manner that Ascent, in the exercise of its sole discretion, deems adverse to its interests, including but not limited to accepting a higher interest rate or other financing costs; PROVIDED, HOWEVER, that nothing contained in this Agreement is intended the limit in any way the ability of the Ascent Entities to pledge their interests in any securities of On Command to secure any financing or borrowing.

    3.2 FINANCIAL STATEMENTS AND OTHER INFORMATION. (a) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors of any stockholder, On Command shall deliver financial statements and other information in such format and media, and on the same schedule, as Ascent requires of its other Subsidiaries. Ascent shall provide On Command with advance notice of any changes in the content, format or schedule for delivery of the financial statements and other information required of its Subsidiaries required by Ascent to analyze and review On Command's business, financial condition or operating results.


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

    (b) At such time as Section 3.2 (a) above is no longer applicable, On Command shall deliver to Ascent in such format and media as Ascent may reasonably request:

         (1) as soon as available, and in any event no later than the first Friday in February after the end of each fiscal year of Ascent as long as Ascent's fiscal year ends on December 31 or, if Ascent's fiscal year is changed, 75 days after the end of such fiscal year, a consolidated audited balance sheet of On Command and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, all prepared in accordance with GAAP, and reported on by independent public accountants of recognized standing selected by On Command with the consent of Ascent;

         (2) as soon as available, and in any event no later than the Tuesday of the week immediately preceding the first regularly scheduled meeting of Ascent's Board of Directors after the end of each quarter of Ascent, consolidated statements of operations as of the end of such fiscal quarter and for the portion of On Command's fiscal year then ended, prepared in accordance with GAAP;

         (3) as soon as available, and in any event no later than 30 days after the end of each quarter of Ascent, a consolidated unaudited balance sheet of On Command and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of cash flows for such fiscal quarter and for the portion of On Command's fiscal year then ended, all prepared in accordance with GAAP;

         (4) as soon as available, and in any event no later than the Tuesday of the week immediately preceding the first regularly scheduled meeting of Ascent's Board of Directors after the end of each month or, if no board meeting is scheduled for that month, no later than the Tuesday of the week immediately preceding the week in which the third Friday of the month occurs after the end of each month, a report on revenues, operating earnings and cash flow of On Command on a consolidated basis, which reports shall contain such other financial information and data as Ascent may reasonably prescribe, as of the end of the immediately preceding calendar month;

         (5) as soon as available, and in any event on a schedule to be established in connection with the first regularly scheduled meeting of Ascent's Board of Directors after the end of any quarter of Ascent, revised forecasted quarterly statements of operations for the remainder of the calendar year for On Command and its Subsidiaries on a consolidated basis;

         (6) as soon as available, and in any event on a schedule to be established in connection with the preparation of Ascent's operating budget for the next fiscal year, a projected operating budget for On Command for the ensuing fiscal year; and

         (7) as soon as available, and in any event no later than five business days following receipt of a request by Ascent, such other information relating to On Command as Ascent may reasonably request, in connection with the reporting of its ownership interest in On Command under the "equity method" of accounting in accordance with GAAP, to prepare Ascent's own financial statements and reports under the Exchange Act.

    (c) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors of any stockholder,


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On Command shall deliver copies of its proposed budget and strategic business plan to its directors on a schedule to be established by On Command's Board of Directors in advance of the consideration of such documents by the Board of Directors for approval and concurrently deliver copies thereof to Ascent's chief executive officer, chief operating officer and chief financial officer.

    (d) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command shall deliver written notice to Ascent of
(i) filing of any material litigation, counter-claim, administrative proceeding or arbitration by or against On Command or any Subsidiary, (ii) any event of default or breach under any material agreement to which On Command or any Subsidiary is a party (including, but not limited to, this Agreement and the Intercompany Management Services Agreement), and (iii) the entry of any material judgment or order for the payment of money or injunctive relief against On Command or any Subsidiary, in each case as soon as possible and in any event within five business days after On Command becomes aware of such event. Ascent shall provide notice to On Command of the occurrence of any of the foregoing events relating to Ascent within the same time frame if On Command would be required to disclose such events under applicable financial reporting requirements pursuant to federal or state securities laws or in accordance with GAAP.

    (e) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command shall deliver to Ascent, if requested by Ascent, information of the same type, and at the same time, as required to be provided pursuant to paragraphs (a), (b) and (d) of this Section 3.2 for any Subsidiary or any other corporation, association, partnership, joint venture or other business entity in which On Command holds an equity interest if such interest has a material impact on On Command's operating results.

    (f) With respect to the financial statements delivered pursuant to Section 3.2(a) and (b), a certification executed by the Chief Financial Officer or Chief Executive Officer of On Command certifying that such financial statements were prepared in accordance with GAAP and fairly present the financial position of On Command and its Subsidiaries as of the end of the applicable fiscal month, quarter or year-end and their combined results of operations and cash flows for the periods then ended, subject to year-end audit adjustments.

    (g) On Command agrees to reimburse Ascent, no later than 30 days after delivery to On Command of a written request for reimbursement by Ascent, for all costs, losses, damages or liabilities (including attorney's fees and expenses) that Ascent may incur as a result of any breach of the provisions of this
Section 3.2 by On Command.

    (h) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command hereby agrees to provide to Ascent such other information respecting the financial condition or operations of On Command as Ascent may from time to time reasonably request. In addition, subject to applicable law, each party hereto covenants and agrees to provide the other party and its authorized accountants, counsel and other designated representatives (collectively, the "Representatives") reasonable access (including using reasonable efforts to give access to persons or firms possessing information) during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Additional Information") insofar as such access is reasonably required by the other party in connection with the transactions contemplated by this Agreement and the Intercompany Services Agreement or as may be required by such other party to comply with all applicable federal, state, county and local laws, administrative or court orders, ordinances, regulations and codes, including, but not limited to, securities


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and tax laws and regulations ("Laws").  Without limiting the foregoing,
Additional Information may be requested under this Section 3.2(h) for audit, accounting, claims, regulatory, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. Each party covenants that it will provide Additional Information to the other party promptly and on a timely basis following a request therefor so as to permit the other party sufficient time to process the Additional Information and incorporate such Additional Information into any report, return or filing required under applicable Laws or to effect the transactions contemplated by this Agreement and the Intercompany Management Services Agreement, assuming that the request therefor is made on a timely basis sufficiently in advance of any filing deadline so as to permit such response.

    (i) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command shall provide to Ascent access to On Command's independent public accountants and Chief Financial Officer or other officers at reasonable intervals.

    (j) Each party shall hold, and cause its Representatives to hold, in confidence, all information concerning the other in its possession or furnished by the other or the other's Representatives pursuant to this Agreement and shall not use any such information except for such purposes as shall be expressly permitted hereunder (except in each case to the extent that such information has been (i) in the public domain through no fault of such party or (ii) lawfully acquired from other sources by such party), and each such party shall not release or disclose such information to any other person, except its regulators, auditors, attorneys, financial advisors, bankers, rating agencies, creditors, insurers, and other consultants and advisors, unless compelled to disclose such information, as advised by its counsel, in order to comply with reporting or other requirements under applicable Laws. Without prejudice to the rights and remedies of any party to this Agreement, a party disclosing confidential information to the other party in accordance with the terms of this Agreement shall be entitled to equitable relief by way of an injunction if the other party hereto breaches or threatens to breach any provision of this Section 3.2(j). Each party shall use the same care in keeping confidential the information of the party as it would use in safeguarding its similar information, but in no event less than reasonable care.

    3.3 THE TRANSACTIONS. On Command shall pay all expenses relating to Transactions (including the fees of the advisors and counsel to Ascent and to On Command), all of the fees and reimbursable expenses of Allen & Company Incorporated ("Allen") and Gary Wilson Partners ("Wilson") pursuant to their respective engagement letters, all of the costs of producing, printing, mailing and otherwise distributing the Registration Statement and the information statement/prospectus, or any amendments or supplements to the foregoing relating to the Transactions (collectively, the "Transaction Expenses"). Notwithstanding anything to the contrary that may be contained in any other agreements, the provisions of this paragraph shall govern and control the allocation of Transaction Expenses as between Ascent and On Command. On Command hereby agrees to save, protect, indemnify, defend and hold harmless, on an After-Tax Basis, each of the Ascent Entities and each of the officers, directors, and employees of each of the Ascent Entities from and against all Losses to which any of them may become jointly or severally subject (i) arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to the Registration Statement (PROVIDED, HOWEVER, that On Command shall not be liable to the Ascent Entities to the extent that any such Losses arise out of or relate to any untrue statement or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to the Ascent Entities furnished in writing to On Command by or on behalf of the Ascent Entities specifically for use in the Registration Statement), or (ii) relating to any litigation initiated by persons acting in their capacity as


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a stockholder or creditor of On Command and arising out of the Transaction.
Ascent hereby agrees to save, protect, indemnify, defend and hold harmless, on an After-Tax Basis, On Command and each of the officers, directors, and employees of On Command from and against all Losses to which any of them may become jointly or severally subject relating to any litigation initiated by persons acting in their capacity as a stockholder or creditor of Ascent arising out of the Transactions.

    3.4 ALLOCATION OF CERTAIN CONTINGENT LIABILITIES AND BENEFITS. The parties agree that any costs and recoveries associated with certain contingent liabilities and claims described in APPENDIX A and any contingent liabilities and claims that may arise in the future shall be allocated between Ascent and On Command in the manner therein described, the terms of which are incorporated herein by reference.

    3.5 INTERCOMPANY RECEIVABLES AND INTEREST. (a) For so long as the Ascent Entities own the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, Ascent shall debit or credit any amounts that are due and payable by On Command, or owed to On Command, under the terms of this Agreement, or the Intercompany Management Services Agreement against an intercompany receivable account (the "Intercompany Receivable Account") that Ascent will maintain as part of its books and records. If the Intercompany Receivable Account has a positive balance (I.E., if the amounts owed to Ascent by On Command exceed the amounts owed to On Command by Ascent) as of the end of any month, On Command shall pay the amount of such balance to Ascent by wire transfer, intrabank transfer or such other immediately available sources of funds as Ascent may agree no later than the first business day after the date that the monthly financial statements of On Command for that month are required to be delivered to Ascent pursuant to
Section 3.2(a) or, failing the specification of such a date by Ascent, the date described in Section 3.2(b)(4) (the "Settlement Date"). If the Intercompany Receivable Account has a negative balance (I.E., if the amounts owed to On Command by Ascent exceed the amounts owed to Ascent by On Command) as of the end of any month, Ascent shall pay the amount of such balance to On Command by wire transfer, intrabank transfer or such other immediately available sources of funds as On Command may agree no later than the Settlement Date.

    (b) Any balances in the Intercompany Receivable Account that have not been paid by the party responsible for such payment pursuant to terms of this Section
3.5 after the fifth business day after the Settlement Date shall bear interest until such amount is paid in full, credited or debited (as applicable) against the Intercompany Receivable Account, at a rate per annum equal at all times to 4% per annum above the Base Rate then in effect of the party obligated to make such payment. In the event that the rate provided for in the preceding sentence exceeds the maximum rate allowed by applicable law, the maximum legal rate of interest shall apply. In the event that On Command wishes to contest or disagrees with any credit or debit made against the Intercompany Receivable Account during any month, On Command shall provide written notice of its objection to such credit or debit no later than 10 business days after the Settlement Date. Upon receipt of such notice, Ascent and On Command shall use their Best Efforts to resolve any disagreements with respect to contested credits or debits against the Intercompany Receivable Account before the next Settlement Date. The failure to reach agreement as to the appropriate resolution of any disputed credit or debit to the Intercompany Receivable Account, however, shall not relieve either party of its obligation to make, or give rise to any right of set-off by such party arising either at common law or in equity (which such rights are hereby waived by each of the parties) against, future payments to the other in respect of the Intercompany Receivable Account pursuant to this Section 3.5.

    3.6 EXISTING GUARANTEES. On Command acknowledges that Ascent provided certain guarantees and support in connection with the Transactions and in particular in connection with entering into the EDS


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Agreement (as defined in the Registration Statement), and On Command agrees to indemnify and hold Ascent harmless with respect to any and all such guarantees.

    3.7 SEPARATION AGREEMENT. Immediately prior to the effective time of any transaction that would result in the Ascent Entities failing, or being reasonably likely to fail, to own the largest percentage of the outstanding securities of On Command entitled to be cast for the election of directors of any stockholder, On Command and Ascent shall use their respective Best Efforts to enter into a separation agreement containing such terms, in addition to those set forth in this Agreement and the Intercompany Management Services Agreement, as shall be necessary or appropriate to effect the orderly and timely deconsolidation of On Command from the Ascent consolidated group.

    3.8 USE OF ASCENT NAME. At such time as the Ascent Entities no longer own or hold with power to vote the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors, On Command shall cease and desist from any further use of the Ascent name and any Ascent logo, trademark or service mark, other than pursuant to a written licensing agreement signed by Ascent authorizing such use or as may be required to be disclosed by applicable law.

                                      ARTICLE IV
                                    MISCELLANEOUS

    4.1. LIMITATION OF LIABILITY. Neither Ascent nor On Command shall be liable to the other for any special, punitive or consequential damages arising in connection with this Agreement or the Intercompany Management Services Agreement.

    4.2. SUBSIDIARIES. Ascent agrees and acknowledges that Ascent shall be responsible for the performance by each Ascent Entity of the obligations hereunder applicable to such Ascent Entity. On Command agrees and acknowledges that On Command shall be responsible for the performance by each On Command Entity of the obligations hereunder applicable to such On Command Entity.

    4.3. AMENDMENTS; WAIVERS; REMEDIES. This Agreement and the Intercompany Management Services Agreement may not be amended or terminated, nor may any failure of performance or default be waived, orally, except by a writing duly executed by or on behalf of the parties hereto. Any such amendment or waiver shall be validly and sufficiently authorized for purposes of this Agreement if it is signed on behalf of Ascent or On Command by any of their respective presidents or vice presidents. No failure on the part of Ascent or On Command to exercise, and no delay in exercising, any right hereunder or thereunder shall operate as a waiver thereof (except as expressly provided herein or therein); nor shall any single or partial exercise thereof or the exercise of any other right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided at law or in equity.

    4.4. TERM. This Agreement shall remain in effect until the Ascent Entities no longer own or hold with power to vote the largest percentage (and at least 40%) of the outstanding securities of On Command entitled to be cast for the election of directors; PROVIDED, that the provisions of Sections 3.2(j), 3.3, 3.4, 3.6 and any unsatisfied payment obligation pursuant to Section 3.5 shall survive any such expiration.

    4.5 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction or fully authorized


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

arbitration tribunal to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision or the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

    4.6 NOTICES. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission or intercompany mail, or five (5) days after posting if sent by certified mail, return receipt requested to the following addresses:

         Ascent:

         Ascent Entertainment Group, Inc.
         1200 Seventeenth Street
         Denver, Colorado 80202
         Attention:     James A. Cronin, III
                        Executive Vice President, Finance and Chief Operating
                        Officer
         Telecopy No.:  303/595-0823

         With copy (which shall not constitute notice) to:

         Ascent Entertainment Group, Inc.
         1200 Seventeenth Street
         Denver, Colorado 80202
         Attention:     Arthur M. Aaron
                        Vice President, Business and Legal Affairs
         Telecopy No.:  303/595-0127

and

         On Command Corporation:

         On Command Corporation
         3301 Olcott Street
         Santa Clara, CA 95054
         Attention:     Brian A. C. Steel
                        Executive Vice President, Chief Operating Officer and
                        Chief Financial Officer
         Telecopy No.:  408/496-0668

         With copy (which shall not constitute notice) to:

         On Command Corporation
         3301 Olcott Street
         Santa Clara, CA 95054
         Attention:     Acting General Counsel
         Telecopy No.:  408/496-0668


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

or to such other address as either party may have furnished to the other in writing in accordance with this Section 4.6.

    4.7. FURTHER ASSURANCES. Ascent and On Command shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

    4.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

    4.9. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Colorado without giving effect to the conflicts of law principles thereof. Each party hereby agrees that any legal action or proceedings with respect to this Agreement or the Intercompany Services Agreement shall be brought in a federal or state court located in the State of Colorado, and each of the parties hereby consents to the exclusive jurisdiction of such courts and hereby waives any objections on the grounds of venue, FORUM NON CONVENIENS, situs of the action, improper forum or any similar grounds.

    4.10. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

    4.11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

                             ON COMMAND CORPORATION



                             By:   /s/ Robert M. Kavner
                                ----------------------------------------------

                             ASCENT ENTERTAINMENT GROUP, INC.



                             By: /s/  Charles Lyons
                                ----------------------------------------------


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